--------------


                             SMITHFIELD FOODS, INC.


                                --------------




                             AMENDMENT NUMBER THREE
              TO NOTE PURCHASE AGREEMENT DATED AS OF JULY 15, 1996

                     Amendment Dated as of January 30, 1998

SMITHFIELD FOODS, INC.  AMENDMENT NUMBER THREE

                             AMENDMENT NUMBER THREE

      AMENDMENT NUMBER THREE (this "Agreement"), dated as of January 30, 1998, to the separate Note Purchase Agreements, each dated as of July 15, 1996, between SMITHFIELD FOODS, INC., a Delaware corporation (the "Company"), formerly known as Smithfield Foods Virginia, Inc. and each of the Persons listed on Annex 1 thereto (collectively, the "Purchasers").

                                    RECITALS:

      A. The Company entered into those certain separate Note Purchase Agreements, each dated as of July 15, 1996, (as amended by Amendment Number One dated as of July 15, 1997 and Amendment Number Two dated as of December 1, 1997 and as in effect immediately prior to the effectiveness of this Agreement, the "Existing Note Purchase Agreement," and, as amended by this Agreement, the "Amended Note Purchase Agreement"), with the Purchasers, pursuant to which the Company authorized, issued and sold, and certain of the Purchasers purchased (as set forth on Annex 1 thereto):

                  (a) $2,825,000 in aggregate principal amount of its six and twenty-four one-hundredths percent (6.24%) Series A Senior Secured Notes Due November 1, 1998 (as amended, restated or otherwise modified from time to time, the "Series A Notes"),

                  (b) $9,852,942 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series B Senior Secured Notes Due August 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series B Notes"),

                  (c) $40,000,000 in aggregate principal amount of its eight and thirty-four one-hundredths percent (8.34%) Series C Senior Secured Notes Due August 1, 2003 (as amended, restated or otherwise modified from time to time, the "Series C Notes"),

                  (d) $9,000,000 in aggregate principal amount of its nine and eighty one-hundredths percent (9.80%) Series D Senior Secured Notes Due August 1, 2003 (as amended, restated or otherwise modified from time to time, the "Series D Notes"),

                  (e) $9,250,000 in aggregate principal amount of its ten and seventy five one-hundredths percent (10.75%) Series E Senior Secured Notes Due August 1, 2005 (as amended, restated or otherwise modified from time to time, the "Series E Notes"),

                  (f) $100,000,000 in aggregate principal amount of its eight and fifty-two one-hundredths percent (8.52%) Series F Senior Secured Notes Due August 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series F Notes"),

                  (g) $14,000,000 in aggregate principal amount of its nine and eighty-five one-hundredths percent (9.85%) Series G Senior Secured Notes Due November 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series G Notes"), and

                  (h) $14,779,412 in aggregate principal amount of its eight and forty-one-hundredths percent (8.41%) Series H Senior Secured Notes Due August 1, 2004 (as amended, restated or otherwise modified from time to time, the "Series H Notes").

The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes are herein referred to, individually, as a "Note," and collectively, as the "Notes."

      B. As of the Effective Date (defined below), the Purchasers are the holders of all of the outstanding Notes; the holders of the Notes on the Effective Date are herein referred to as the "Holders."

      C. Gwaltney of Smithfield, Ltd., John Morrell & Co., The Smithfield Packing Company, Incorporated, SFFC, Inc., Patrick Cudahy Incorporated, Brown's of Carolina, Inc., Lykes Meat Group, Inc., Hancock's Old Fashioned Country Hams, Inc. and Sunnyland, Inc. (collectively, the "Guarantors"), each a Wholly-Owned Subsidiary, are guarantors of the obligations of the Company in respect of, among other things, the Notes, pursuant to that certain Joint and Several Guaranty dated as of July 15, 1996.

      D. The Company has requested that the Holders agree (a) to amend certain provisions of the Existing Note Purchase Agreement and (b) direct the Security Trustee to take certain actions with respect to the Collateral.

      E. Subject to the terms and conditions set forth in this Agreement, (a) the Company and the Holders are willing to amend the Existing Note Purchase Agreement in the manner specified on certain Exhibits hereto and as more particularly set forth herein and (b) the Holders are willing to direct the Security Trustee to release and subordinate its interest with respect to certain portions of the Collateral.

                                   AGREEMENT:

      NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

SECTION 1. WARRANTIES AND REPRESENTATIONS.

      To induce the Holders to enter into this Agreement, the Company and each of the Guarantors represent and warrant to each of the Holders that as of the Effective Date (as hereinafter defined):

            1.1 Corporate Organization and Authority.

      The Company and each Subsidiary:

                  (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                  (c) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

      1.2 Authorization, etc.

                  (a) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors. Each of this Agreement, the Amended Note Purchase Agreement and each other Financing Document (as defined in the Amended Note Purchase Agreement, the "Financing Documents") constitutes a legal, valid and binding obligation of the Company or the Guarantors, as applicable, enforceable, in each case, against the Company or such Guarantor, as applicable, in accordance with its terms, except as such enforceability may be limited by

                        (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and

                        (ii) general principles of equity (regardless of whether
            such enforceability is considered in a proceeding in equity or at law).

                  (b) The Holders are the record owners of all of the outstanding Notes.

                  (c) The Guarantors are the only Persons which have an outstanding Guaranty of the Notes.

      1.3 Litigation.

      There are no proceedings pending, or, to the knowledge of the Company or the Guarantors, threatened, against or affecting the Company, any Guarantor or any other Subsidiary, or any of their respective Properties in any court or before any governmental authority or arbitration board or tribunal that, either individually or in the aggregate, conflict with or interfere with the ability of the Company or any of the Guarantors to execute and deliver this Agreement and to perform their respective obligations hereunder, under the Amended Note Purchase Agreement and under each of the other Financing Documents.

      1.4 No Conflicts, etc.

      The execution and delivery by the Company and the Guarantors of this Agreement and the performance by the Company and the Guarantors of their respective obligations under each of this Agreement, the Amended Note Purchase Agreement and the other Financing Documents to which they are a party do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of:

                  (a) any charter document, agreement with shareholders or bylaws of the Company or any Subsidiary;

                  (b) any agreement, instrument or conveyance by which the Company or any Subsidiary or any of their respective Properties may be bound or affected; or

                  (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any Subsidiary or any of their respective Properties may be bound or affected.

      1.5 Governmental Consent.

      The execution and delivery by the Company and the Guarantors of this Agreement and the performance by the Company and the Guarantors of their respective obligations hereunder, under the Amended Note Purchase Agreement and the other Financing Documents to which they are a party do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any governmental authority on the part of the Company or any Subsidiary under the circumstances and conditions contemplated by this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

      1.6 Compliance with Law.

      Neither the Company nor any Subsidiary:

                  (a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; or

                  (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company or the Guarantors to perform any of their respective obligations set forth in this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

      1.7 Existence of Defaults.

      Immediately prior to, and after giving effect to, the Note Purchase Agreement Amendment (as such term is defined in Section 2 hereof), no condition exists that would constitute a Default or an Event of Default under the Note Purchase Agreement or the Amended Note Purchase Agreement, as the case may be.

      1.8 Disclosure.

      Neither this Agreement nor any written statement furnished by the Company or any Guarantor to any Holder in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that the Company has not disclosed to the Holders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company or any Guarantor to perform any of their respective obligations set forth in this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

      1.9 True and Correct Copies.

      The Company has delivered to the Holders or their special counsel true and correct copies of (a) the Note Purchase Agreement dated as of March 1, 1998 between Distribution Development, L.L.C. and certain purchasers of Notes thereunder and the Lease Guaranty by the Company executed in connection therewith and (b) the Bladen County Option Documents.

SECTION 2. AMENDMENT, DIRECTION; AFFIRMATIONS.

      2.1 Amendment to Existing Documents.

      The Company and the Guarantors, and, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Holders, each hereby consents and agrees that the Existing Note Purchase Agreement is hereby amended in the manner and as specified in Exhibit A to this Agreement (such amendment provided for in Exhibit A is herein collectively referred to as the "Note Purchase Agreement Amendment").

      2.2 Direction to Security Trustee.

      Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Holders hereby agree to execute and deliver to the Security Trustee the direction letter in the form attached hereto as Exhibit B.

      2.3  Affirmation  of  Obligations   under  Amended  Note  Purchase
Agreement and Notes.

      The Company hereby acknowledges and affirms all of its obligations under the terms of the Amended Note Purchase Agreement, the Notes and each of the other Financing Documents to which it is a party.

      2.4 Affirmation of Obligations under Joint and Several Guaranty and Financing Documents.

      Each of the Guarantors hereby acknowledges and affirms all of its obligations under the terms of the Joint and Several Guaranty and each other Financing Document to which it is a party.

      2.5 Confirmation of Security Interest.

      The Smithfield Packaging Company, Incorporated ("Packing") hereby confirms to the Holders that the security interest granted to the Security Trustee pursuant to the terms of the Security Agreement, includes, without limitation, a first perfected security interest in Packing's option rights as set forth in the Bladen County Option Documents.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF NOTE PURCHASE AGREEMENT AMENDMENT.

      The Note Purchase Agreement Amendment and the direction to the Security Trustee to release and subordinate its interest with respect to certain portions of the Collateral as set forth on Exhibit B hereto shall not become effective unless all of the following conditions precedent shall have been satisfied in full (the date of such satisfaction being herein referred to as the "Effective Date"):

      3.1 Execution and Delivery of this Agreement.

      The Company and each of the Guarantors shall have executed and delivered to each of the Holders an original counterpart of this Agreement.

      3.2 No Defaults; Warranties and Representations True.

      No Default or Event of Default shall exist, and the warranties and representations set forth in Section 1 hereof shall be true and correct on the Effective Date.

      3.3 Authorization of Transactions.

      The Company and each of the Guarantors shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and the performance of all obligations of, and the satisfaction of all conditions pursuant to this Section 3 by, and the consummation of all transactions contemplated by the Amended Note Purchase Agreement and the other Financing Documents by, the Company and each of the Guarantors.

      3.4 Legal Opinions.

      The Holders shall have received legal opinions as to such matters as the Holders and their special counsel shall request in connection with the transactions contemplated by this Agreement.

      3.5 Expenses.

      The Company shall have paid all costs and expenses of the Holders relating to this Agreement in accordance with Section 4.5 hereof.


4. SECTION   MISCELLANEOUS.

      4.1 Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      4.2 Duplicate Originals.

      Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      4.3 Waivers and Amendments.

      Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      4.4 Section Headings.

      The titles of the Sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

      4.5 Costs and Expenses.

      The Company shall pay all costs and expenses of the Holders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Holders' special counsel presented to the Company on the Effective Date. The Company will also pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Holders' special counsel rendered after the Effective Date in connection with this Agreement or the Financing Documents.

      4.6 Survival.

      All warranties, representations, certifications and covenants made by the Company or any of the Guarantors in this Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Holders.

      4.7 Time of Essence.

      Time is and shall be of the essence in the satisfaction of all the conditions set forth in Section 3 of this Agreement.

      4.8 Defined Terms.

      Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Amended Note Purchase Agreement.


  [Remainder of page intentionally left blank; next page is signature page.]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.


                                          SMITHFIELD FOODS, INC.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Vice President


                                          GWALTNEY OF SMITHFIELD, LTD.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary




                                          JOHN MORRELL & CO.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary


                                          THE SMITHFIELD PACKING COMPANY,
                                          INCORPORATED

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary

                                          SFFC, INC.


                                          /s/   DAVID W. DUPERT
                                                ---------------
                                           Name:      David W. Dupert
                                           Title:     President


                                          PATRICK CUDAHY INCORPORATED


                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary


                                          BROWN'S OF CAROLINA, INC.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary


                                          LYKES MEAT GROUP, INC.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary

                                          HANCOCK'S  OLD   FASHIONED   COUNTRY
                                          HAMS, INC.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary


                                          SUNNYLAND, INC.

                                          /s/   AARON D. TRUB
                                                -------------
                                           Name:      Aaron D. Trub
                                           Title:     Secretary

Accepted and Agreed:
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By:  /s/  DAVID E. JOHNSON
          ----------------
      Name:  David E. Johnson
      Title: Investment Officer


JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


By: /s/ DAVID E. JOHNSON
        ----------------
      Name:  David E. Johnson
      Title: Investment Officer

MELLON BANK, N.A., solely in its capacity as Trustee for the Bell Atlantic Master Trust, (as directed by John Hancock Mutual
Life Insurance Company), and not in its individual capacity


By: /s/ BERNADETTE RIST
        ---------------
      Name:  Bernadette Rist
      Title: Authorized Signatory


MELLON BANK, N.A., solely in its capacity as Trustee for The Long-Term Investment Trust, (as directed by John Hancock Mutual Life Insurance Company), and not in its individual capacity


By: /s/ BERNADETTE RIST
        ---------------
      Name:  Bernadette Rist
      Title: Authorized Signatory



THE MARITIME LIFE ASSURANCE COMPANY


By: /s/ GARY MARTIN
        -----------
      Name:  Gary Martin
      Title: Director, Bonds and Corporate Finance



By: /s/ PETER A. STUART
        ---------------
      Name:  Peter A. Stuart
      Title: Senior Vice President
             Chief Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: /s/ J. THOMAS CHRISTOPHERSON
        ------------------------
      Name:  J. Thomas Christopherson
      Title: Authorized Representative

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

     AND

INDEPENDENT LIFE AND ACCIDENT INSURANCE COMPANY


By: /s/  JULIA S. TUCKER
         ---------------
      Name:  Julia S. Tucker
      Title: Investment Officer


ACADEMY LIFE INSURANCE COMPANY


By: /s/ MICHAEL S. SMITH
        ----------------
      Name:  Michael S. Smith
      Title: Second Vice President - Investments


PEOPLES SECURITY LIFE INSURANCE COMPANY


By: /s/ MICHAEL S. SMITH
        ----------------
      Name:  Michael S. Smith
      Title: Second Vice President - Investments

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: /s/  EDWIN S. GARRISON, JR.
         ----------------------
      Name:  Edwin S. Garrison, Jr.
      Title: First Vice President

COMPANION LIFE INSURANCE COMPANY


By: /s/  EDWIN S. GARRISON, JR.
         ----------------------
      Name:  Edwin S. Garrison, Jr.
      Title: Assistant Treasurer


By: /s/  JEFFRY F. SAILER
         ----------------
      Name:  Jeffry F. Sailer
      Title: Assistant Treasurer


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/  KATHLEEN LYNCH
         --------------
      Name:  Kathleen Lynch
      Title: Managing Director
:


CM LIFE INSURANCE COMPANY


By: /s/  KATHLEEN LYNCH
         --------------
      Name:  Kathleen Lynch
      Title: Investment Officer

                                                                       EXHIBIT A

                AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT


      (Section)1. Section 9.1 of the Existing Note Purchase Agreement is amended to amend and restate the definition of "Senior Subordinated Debt" and to add the definitions of "Acquisition", "Bladen County Cogeneration Property" and "Bladen County Option Documents" in the appropriate alphabetical order in such section:

      Acquisition -- Section 6.10.

      Bladen County Cogeneration Property -- means that certain piece or parcel of land located in Hollow Township, Bladen County, North Carolina, together with a certain twenty-five (25) foot right of way easement, which property is more particularly described in that certain Deed made and entered into on or around July 16, 1997, by and between The Smithfield Packing Company, Incorporated, as grantor and party of the first part, and United Supply of America, as grantee and party of the second part, together with any and all buildings, structures, improvements, fixtures, equipment, machinery and other property now or hereafter affixed to, located on, within or beneath, or used in connection with said property.

      Bladen County Option Documents -- means that certain Steam Purchase and Sales Agreement dated July 16, 1997, between United Supply of America, as supplier, and The Smithfield Packing Company, Incorporated, as purchaser, together with that certain Memorandum of Option to Purchase made and executed by United Supply of America in connection therewith or any other instruments and agreements pursuant to which The Smithfield Packing Company, Incorporated, or its successors and assigns, may acquire all or any portion of the Bladen County Cogeneration Property.

      Senior Subordinated Debt - means at any time the aggregate amount of Debt of the Company outstanding at such time which has the terms and conditions described in the Company's Preliminary Offering Memorandum (draft dated January 15, 1998) prepared by Chase Securities, Inc. for its issue of Senior Subordinated Notes due 2008 and is in a principal amount not exceeding $200,000,000.

      (Section)2.   Section 6.10 of the  Existing  Note  Purchase  Agreement is
hereby amended and restated to read in full as follows:

      6.10  Consolidated Tangible Net Worth.

      The Company shall not at any time permit Consolidated Tangible Net Worth, determined at such time, to be less than the sum of

                  (a) two hundred million dollars ($200,000,000), plus

                  (b) the sum of the Company Fiscal Year Net Worth Increase Amounts calculated for all fiscal years of the Company ended on or after the Closing Date, plus

            (c) fifty percent (50%) of the aggregate amount of increases in Consolidated Tangible Net Worth after December 1, 1997 resulting from the issuance by the Company of capital stock as consideration in Acquisitions made by the Company and its Subsidiaries.

                                  EXHIBIT A-1

"Acquisition" means, any transaction, or any series of related transactions, by which the Company and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority, in number of votes, of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

"Company Fiscal Year Net Worth Increase Amount" means, for any fiscal year of the Company, the greater of

            (i) fifty percent (50%) of Consolidated Net Income for such fiscal year and

            (ii) zero dollars ($0).

      (Section)3. A New Section 6.24 to the Existing Note Purchase Agreement is hereby added and will read in full as follows:

      6.24  Covenants Regarding the Bladen County Cogeneration Property.

      The Company covenants and agrees that, in the event the Company or any Affiliate shall acquire all or any portion of the Bladen County Cogeneration Property pursuant to the Bladen County Option Documents or otherwise, the Company shall, simultaneously with such acquisition, cause the Bladen County Cogeneration Property (or the portion thereof) so acquired to be pledged as additional collateral security for the indebtedness evidenced by the Notes pursuant to documentation and in a manner that is in all respects satisfactory to the Required Holders. The Company shall pay any and all fees, costs and expenses including, without limitation, legal fees and expenses and title insurance charges and premiums, incurred by the holders of the Notes, the Security Trustee and the other parties to such transaction.

      The Company further covenants and agrees that it shall not, directly or indirectly, terminate, modify or amend any of the Bladen County Option Documents, without the prior written consent of the Required Holders.

                                  EXHIBIT A-2

                                                                      EXHIBIT B



                          DIRECTION TO SECURITY TRUSTEE

To: First Union National Bank, a national banking association (successor by merger to First Union Bank of Connecticut, a Connecticut banking corporation), as trustee under a Trust Agreement dated as of July 15, 1996 with Smithfield Foods, Inc. (the "Company") and certain other parties

Date:       January 30, 1998

Re: Amendment Number Three, dated as of January 30, 1998, to the separate Note Purchase Agreements each dated as of July 15, 1996 (the "Amendment Agreement"), among the Company, certain of its subsidiaries and other Persons party thereto (such other Persons herein collectively referred to as the "Holders")

Ladies and Gentlemen:

      The undersigned are all of the Holders referred to above. In accordance with Section 2.2 of the Amendment Agreement, the undersigned hereby directs you to execute and deliver to Smithfield Foods, Inc. each of the documents attached hereto as Annex 1, Annex 2, Annex 3 and Annex 4.


                                          [Holders]


                                          By__________

                                  EXHIBIT B-1